EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report on the consolidated financial statements of ADDvantage Technologies Group, Inc. (“the Company”) as of September 30, 2007 and 2006, and for the years then ended, dated December 21, 2007, included in this Form 10-K Annual Report of the Company into its previously filed Registration Statement on Form S-8 (File Number 333-110645).

/s/ HOGAN & SLOVACEK

Tulsa, Oklahoma
December 21, 2007